SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 5, 2006

.

AMERICAN UNITY INVESTMENTS, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

          0-32375

           65-0067192

(Commission File Number)

(IRS Employer Identification No.)

Suite 508 Huan Tai Plaza, No. A12 Zhong Guan Cun South St., Haidian District, Beijing, 10008

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (8610) 85189080.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 5, 2006, the Registrant’s officers and directors were replaced by new officers and directors. There has not occurred any change of control of the Registrant.  Charlie Peng, the previously appointed President, has indicated that he does not have time to devote to the business of the Registrant. Lin Bi has formally resigned as Chief Financial Officer, Secretary and Director, effective September 5, 2006.  Neither Peng nor Bi has furnished the registrant with any written correspondence concerning the circumstances surrounding their respective resignations.  The Registrant will provide each of Messrs. Bi and Peng with a copy of this Current Report on Form 8-K no later than the day of its filing with the Securities and Exchange Commission and provide them with the opportunity to provide a letter to the Registrant indicating whether he agrees or disagrees with the statements made in this paragraph.

The following are the new directors and officers.

Christian Lillieroos, President, Chief Executive Officer and Director

Mr. Lillieroos, age 47, was Chairman of the International Paralympic Table Tennis Committee in Germany from 1996 to September 2006.  Under his leadership, the organization underwent dramatic improvements with financial revenues increasing ten fold, staff size quadrupling, and athlete tour participation increasing over 5 times.  Mr. Lillieroos has also held other senior executive positions in various sports organizations in Sweden, Canada, Mexico, and in the United States. For the past ten years, Mr. Lillieroos operated his own business consulting company providing corporate management, marketing and personnel management services to clients worldwide.  Among his clients were Airedale Sport & Technology, Killerspin, Mannatech, and the International Paralympic Committee, which is the governing body of 25 international federations with 160 member countries.

Mr. Lillieroos graduated from the University of Central Oklahoma with a Bachelor degree in Business Administration, with a concentration in Management.  Mr. Lillieroos speaks Swedish, German, Spanish and English, and can also communicate in Mandarin Chinese and French.

Dr. Guo Pingshan—Senior Vice President China Affairs and Director

Over the past 20 years, Dr. Guo Pingshan, age 52, has pursued his private international business interests.] Dr. Guo founded Henan Bingxiong Refrigeration Group in China in 1986.and was vice president of that company until 1997. The company grew to six subsidiaries with total assets of more than US$100 million in eight years and took up 40% of the market shares in China. In 1996, the enterprise went public in China. After that he accepted the position as Vice President of China affairs for Punto Med S.A.M. a French company headquartered in Monaco.

Dr. Guo studied International Business Law at Washington University, USA and earned one of his Doctorate degrees from Sissio Refrigeration Engineering Institute in Italy.

Mr. Bing Lu Chief Financial Officer

Mr. Bing Lu, age 37, was a partner at Zhong Tong Certified Public Accountant Firm, overseeing its audit operation, from 2000 to August 2006.  The company conducts financial audits, reviews and compilations for a variety of large to medium-sized state-owned corporations and enterprises including banks, financial institutions and real estate including publicly listed enterprises. From 1998 to 2000 Mr. Lu held various consulting and analytical positions at Great Wall Credit Rating Co., and from 1997 to 1998 Dagong Global Credit Ratings, credit rating agencies for enterprise bonds and inter-bank bonds.  Among his clients were Bank of China, Shanghai Pudong Development Bank, and Industrial and Commercial Bank of China.

From 1994 to 1997 Mr. Lu worked at Beijing Jinlun Holding where he handled capital raising and financial infrastructure matters for both private and listed companies.

Mr. Lu graduated from An Hwei University of Finance & Economics with a Bachelor degree in Finance and Economics.  He is also a Certified Public Accountant of the Chinese Institute of Certified Public Accountants.

Mr. Zhenkai (Henry) Jiang, Chairman of the Board of Directors

Mr. Henry Jiang, age 43, retired from the Chinese army in 1982. From 1982 he worked in Beijing Shougang Group for ten years, the biggest iron and steel manufacturer in China, as a clerk . In 1992, he joined Beijing Nisen, the first authorized company in China which is the agent for many famous American movie and sports stars, such as Harrison Ford, Michael Douglas, Shaquille O’Neal, etc. He became a marketing manager for Nisen and served in that capacity until he left in June 2001 to found Beijing Huaxialvzhou Food Co. Ltd., an enterprise mainly focusing on organic and pollution-free food. In November 2003 he founded Beijing Dongzhaoxu Forestry Development Co. Ltd and has been its chairman of the Board. Mr. Jiang founded the Registrant’s Nevada subsidiary, American Unity Investments, Inc. in December 2004 and has also been its chairman of the Board and became the registrants Chairman in September 2006.

Mr. Rodger Spainhower, Sr. , Director

Mr. Spainhower, age 62, founded Highland, a business consulting company in 1984 and has since then been providing services to businesses in areas of management, administration, compliance, software development and data management.  Prior to founding Highland, Mr. Spainhower served as President and CEO of Hyland Title Corporation, where he oversaw the company’s management, administration and coordination of all services to a major title insurance agency.

Before Hyland Title, Mr. Spainhower built a broad base of operations experience serving as Vice President at Great Western National Bank and as Operations Officer & Auditor at Valley National Bank in the US.  At both banks, Mr. Spainhower was in charge of managing the bank operation for various branch offices including cash control, personnel, accounting and customer services.

Mr. Spainhower studied at the American Institute of Banking with special emphasis on Banking and Business Administration.

Employment Agreements

The Company and its Nevada subsidiary, also named American Unity Investments, Inc. have entered into a two-year employment agreement with Mr. Lillieroos commencing on September 1, 2006, pursuant to which agreement Mr. Lillieroos will be employed as President, Chief Operating Officer, and interim Chief Executive Officer. The compensation payable to Mr. Lillieroos is the sum of the following: (a) $9,000 per month in salary, increasing 10% each anniversary of the agreement; (b) 3,200,000 shares of company common stock, vesting 25% immediately and 25% on each anniversary of the agreement until September 1, 2009, when the shares are fully vested; (c) an additional bonus based on profit as such bonus is determined by the Board of Directors; and (d) worldwide health care coverage for himself and his family.  The monetary and stock compensation is subject to an increase should Mr. Lillieroos be required to serve as interim Chief Executive Officer for more than 6 months, such increase to be mutually agreed upon. Further, the agreement may be automatically renewed for an additional year unless prior notice is given by either party. In the event that Mr. Lillieroos is terminated other than for “cause” as defined, he shall be entitled to severance pay equal to triple his cash compensation.

The Company and its Nevada subsidiary, also named American Unity Investments, Inc. have entered into a two-year employment agreement with Dr. Guo Pingshan commencing on August 1, 2006, pursuant to which agreement Dr. Guo will be employed as Senior Vice President, China Affairs. The compensation payable to Dr. Guo is the sum of the following: (a) RMB 50,000 per month in salary, increasing 10% each anniversary of the agreement; (b) 2,000,000 shares of company common stock, vesting 25% immediately and 25% on each anniversary of the agreement until September 1, 2009, when the shares are fully vested; (c) health care coverage in China for himself and his family. Further, the agreement may be automatically renewed for an additional year unless prior notice is given by either party. In the event that Dr. Guo is terminated other than for “cause” as defined, he shall be entitled to severance pay equal to triple his cash compensation.

The Company and its Nevada subsidiary, also named American Unity Investments, Inc. have entered into a three-year employment agreement with Lu Bing commencing on September 1, 2006, pursuant to which agreement Mr. Lu will be employed as Chief Financial Officer. The compensation payable to Mr. Lu is the sum of the following: (a) RMB 20,000 per month in salary, increasing 10% each anniversary of the agreement; (b) 201,000 shares of company common stock, earned one third on each anniversary of this Agreement on each anniversary of the agreement until September 1, 2009, when the shares are fully vested; (c) an annual bonus as determined by the Board of Directors based on profitability and (d) health care coverage in China for himself and his family, workers compensation and pension coverage in China.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements.

None

(b) Exhibits

10.10. Employment Agreement between the Registrant and Christian Lillieroos. Filed herewith.
10.11. Employment Agreement between the Registrant and Dr. Guo Pingshan. Filed herewith.
10.12. Employment Agreement between the Registrant and Lu Bing. Filed herewith.

Explanatory Note: The style for exhibit numbers of the Registrant in previous Annual Reports on Form 10-KSB were a numeric exhibit number followed by lower case roman numerals, eg., Exhibit 3 (i), et seq., whereas other filings utilized solely numeric designations, eg. Exhibit 3.1, etc. The last exhibit filed under Exhibit heading 10 was numbered Exhibit 10(ix). For ease of reference Registrant is converting all its exhibit indices to numeric only designation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 6, 2006

AMERICAN UNITY INVESTMENTS, INC.

By: /s/ Christian Lillieroos

     Christian Lillieroos

President